For Immediate Release

FORWARD INDUSTRIES REPORTS FISCAL 2002 EPS OF $.15 VS. LOSS OF $(.33)
RESULTING IN P/E RATIO OF 5.7

Pompano Beach, FL, November 26, 2002 -Forward Industries, Inc. (Nasdaq:FORD), a designer and distributor of custom carrying case solutions, today announced results for its fiscal year ended September 30, 2002.

Fiscal Year 2002 Financial Highlights - compared to fiscal year 2001 results

          Net sales increased 24% to $16.4 million.
          Gross profit increased 36% to $5.6 million.
          Net income reached $855,592 or $.15 per diluted share, a significant turnaround from a net loss of $2.0 million or $.33 per diluted share.

The Company's net income for the year ended September 30, 2002 of $.15 per share results in a price-earnings ratio of approximately 5.7 based on the closing price of Forward's common stock of $.85 on November 25, 2002.

Jerome E. Ball, Chairman and Chief Executive Officer of Forward, stated, "We are extremely pleased with the Company's results for this year, especially with the growth in sales of our cases for diabetic monitoring equipment to companies such as Bayer, Lifescan, Roche, Abbott Laboratories and TheraSense.  With approximately 16 million diabetics in the U.S. and 175 million worldwide, we see continued growth and recurring demand in this portion of our business.

"Regarding our licensing agreement with Motorola, during the fourth quarter we amended the terms of our license and are very enthusiastic about this agreement and the continuation of our 15-year relationship.  In fiscal 2002, the agreement generated approximately $2.1 million in sales of licensed Motorola products to third parties and helped expand our customer base in Europe.  Sales of cell phone cases will continue to be a very important piece of our business and we expect to see increased demand for our products as the next generation cell phones are introduced into the marketplace."

Mr. Ball continued, "We closed the year with $1.2 million in cash and our balance sheet is in excellent shape.  We have no long-term debt and no borrowings outstanding under our line of credit.  We believe that our stock price does not reflect Forward's value based on the Company's performance and fundamentals.  In this regard, our Board of Directors recently authorized a stock buyback program of up to 400,000 shares, or approximately 7% of our outstanding shares, that we believe will further enhance shareholder value as we implement the program."

Mr. Ball concluded, "We expect continued progress in fiscal 2003 and beyond as we capitalize on the vast cellular phone and home medical equipment markets, and explore new markets for cases.  We look forward to reporting our progress."

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Forward Industries, Inc. News Release                                                                                              Page 2
November 26, 2002

About Forward Industries
Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones, laptop computers and home medical equipment.  The Company sells its products directly to original equipment manufacturers and recently began marketing a line of Carry Solutions under the "Motorola" brand name. Forward's products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com.

Statements in this press release other than statements of historical fact are "forward-looking statements."  Such statements are subject to certain risks and uncertainties, identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward-looking statements.  These forward-looking statements represent the Company's judgment as of the date of the release.  The Company disclaims, however, any interest or obligations to update these forward-looking statements.

CONTACT: Forward Industries, Inc. Jerome E. Ball, CEO (954) 419-9544	-or-	INVESTOR RELATIONS COUNSEL The Equity Group Inc. Loren Mortman (212) 836-9604 lmortman@equityny.com www.theequitygroup.com

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Forward Industries, Inc. News Release                                                                                              Page 3
November 26, 2002

FORWARD INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2002	2001

Net sales......................................................................................	$ 16,362,708	$ 13,176,558
Cost of goods sold........................................................................	10,732,692	9,044,036

Gross profit...................................................................................	5,630,016	4,132,522

Operating expenses:
Selling......................................................................................	2,759,435	2,420,407
General and administrative........................................................	2,166,220	2,086,936

Total operating expenses.....................................................	4,925,655	4,507,343

Income (loss) from operations........................................................	704,361	(374,821)

Other income (expense):
Interest expense......................................................................	(52,456)	(30,158)
Interest income........................................................................	17,051	54,147
Other income (expense) - net...................................................	6,636	(284,096)

Total other income (expense)...............................................	(28,769)	(260,107)

Income (loss) before provision (benefit) for income taxes................	675,592	(634,928)
Provision (benefit) for income taxes (1)...........................................	(180,000)	1,344,000

Net income (loss)..........................................................................	$ 855,592	$ (1,978,928)

Net income (loss) per common and common equivalent share:
Basic.......................................................................................	$ 0.15	$ (0.33)

Diluted....................................................................................	$ 0.15	$ (0.33)

Weighted average number of common and common equivalent shares outstanding:
Basic and diluted.....................................................................	5,825,641	5,908,349

(1) The tax benefit for fiscal year 2002 resulted from the reinstatement of a portion of the Company's deferred tax assets (for which a 100% valuation allowance was provided as of September 30, 2001) based on management's expectation that the Company will realize the benefit of a portion of its deferred tax assets.

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Forward Industries, Inc. News Release                                                                                              Page 4
November 26, 2002

FORWARD INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2002

ASSETS

Current assets:
Cash and cash equivalents.........................................................................	$ 1,207,311
Accounts receivable, less allowance for doubtful accounts of $39,100.......	2,680,916
Inventories................................................................................................	718,986
Prepaid expenses and other current assets.................................................	219,124
Deferred tax asset.....................................................................................	15,500

Total current assets...................................................................................	4,841,837

Property, plant and equipment - net..............................................................	341,187
Deferred tax asset........................................................................................	164,500
Other assets.................................................................................................	41,337

TOTAL ASSETS.......................................................................................	$ 5,388,861

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable......................................................................................	$ 1,306,381
Current portion of capital lease obligations.................................................	27,814
Accrued expenses and other current liabilities.............................................	291,984

Total current liabilities................................................................................	1,626,179

Long term portion of capital lease obligations................................................	58,751

Commitments and contingencies...................................................................

Stockholders' equity
Preferred stock, 4,000,000 authorized shares, par value $0.01; none issued	--
Common stock, 40,000,000 authorized shares, par value $0.01; 6,286,531 issued and outstanding (including 460,890 held in treasury)....................	62,865
Additional paid-in capital............................................................................	8,251,780
Accumulated deficit....................................................................................	(3,928,827)

4,385,818
Less: Cost of shares in treasury..................................................................	(681,887)

Total stockholders' equity..........................................................................	3,703,931

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................	$ 5,388,861

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